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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-3962, Form S-8 No. 333-3824, Form S-8 No. 333-3826 and Form
S-8 No. 333-33879) of Preferred Networks, Inc. and in the related Prospectuses of our reports dated March 23, 1998 with respect to the consolidated financial statements and schedule of Preferred Networks, Inc. in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                           /s/ ERNST & YOUNG LLP

March 23, 1998





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